EXHIBIT 11.1

             COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Three months ended
                                                     -------------------------
                                                      March 31,    April 2,
                                                         1996        1995
                                                     -------------------------
                                                     (In thousands of dollars)

Net income                                              $8,810     $ 6,520
                                                     -------------------------
Weighted average number of shares outstanding           25,050      24,652


Dilutive effect of outstanding options                     325          55
                                                     -------------------------
Weighted average number of shares and equivalent        25,375      24,707
  shares outstanding
                                                     -------------------------
Earnings per share                                        0.35        0.26